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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 2 (File No. 333-29013) to the Registration Statement of Vornado Realty Trust and Vornado Realty L.P. and the Post-Effective Amendment to the Registration Statement No. 33-62395 of Vornado Realty Trust, both on Form S-3, of our report dated March 12, 1997 on the consolidated financial statements of Vornado Realty Trust, appearing in the Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 1996 and incorporated by reference in the Registration Statement on Form 10 (File No. 000-22685) of Vornado Realty L.P. and of our report dated August 7, 1997 on the balance sheet of Vornado Realty L.P. as at April 14, 1997, appearing in the Registration Statement on Form 10 (File No. 000-22685) of Vornado Realty L.P. and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
August 7, 1997